UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 03, 2010 (Date of earliest event reported)
Corcept Therapeutics Incorporated (Exact name of registrant as specified in its charter)

DE (State or other jurisdiction of incorporation)	000-50679 (Commission File Number)	77-0487658 (IRS Employer Identification Number)

149 Commonwealth Drive, Menlo Park, CA (Address of principal executive offices)		94025 (Zip Code)
650-327-3270 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On May 3, 2010, we issued a press release updating the status of enrollment in our Phase 3 trial in Cushing's Syndrome and discussing our recent financing. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

This information and the information contained in the press release attached as Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. This information and the information contained in the press release attached as Exhibit 99.1 is not incorporated by reference into any filings of Corcept Therapeutics Incorporated made under the Securities Act of 1933, as amended, whether made before or after the date of this current report on Form 8-K, regardless of any general incorporation language in the filing unless specifically stated so therein.

Item 8.01. Other Events

On May 3, 2010, we announced that we are nearing completion of enrollment in our 50-patient open-label Phase 3 trial of CORLUX in patients with Cushing's Syndrome. Forty-five patients have received treatment with CORLUX and we have numerous patients in the screening phase. The FDA has indicated that this single 50-patient open-label Phase 3 study of CORLUX may provide a reasonable basis for the submission of an NDA for Cushing's Syndrome. We expect to submit an NDA for Cushing's Syndrome by year end.

As previously disclosed, on April 21, 2010, we completed a financing that raised gross proceeds of approximately $7.7 million from the exercise of existing warrants and the private placement of new warrants. With the additional funds from this financing, we now believe we have sufficient capital to support our operations into the second quarter of 2011.

Statements made in this current report on Form 8-K, other than statements of historical fact, are forward-looking statements, including, for example, statements relating to our clinical development and research programs, the timing of the introduction of CORLUX and future product candidates, estimates of the timing of enrollment or completion of our clinical trials and the anticipated results of those trials, and the timing of submission of the NDA, if submitted at all, the ability to create value from CORLUX or other future product candidates and our estimates regarding our capital requirements, spending plans and needs for additional financing. Forward-looking statements are subject to a number of known and unknown risks and uncertainties that might cause actual results to differ materially from those expressed or implied by such statements. For example, we cannot assure you that the cost, rate of spending, completion or success of clinical trials will be favorable, that our financial projections will be accurate or that we will pursue further activities with respect to the development of CORLUX, CORT 108297, or any of our other selective GR-II antagonists. These and other risk factors are set forth in our annual report on Form 10-K for the fiscal year ended December 31, 2009 and subsequent SEC filings. We disclaim any intention or duty to update any forward-looking statement made in this current report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits
            99.1       Press Release of Corcept Therapeutics Incorporated dated May 03, 2010

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 05, 2010	CORCEPT THERAPEUTICS INCORPORATED By: /s/ Caroline M. Loewy Caroline M. Loewy Chief Financial Officer

Exhibit Index
Exhibit No.	Description
99.1	Press Release of Corcept Therapeutics Incorporated dated May 03, 2010